Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to use in the Prospectus constituting a part of this Registration Statement Amendment No. 1 on Form S-1 of our report dated February 10, 2021, relating to the consolidated financial statements of Switchback Energy Acquisition Corp., which is contained in that Prospectus. We also consent to the reference to our Firm under the caption “Experts” in the Prospectus.

/s/ WithumSmith+Brown, PC

New York, New York
April 6, 2021